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                                                                   EXHIBIT 21.1


                              LIST OF SUBSIDIARIES



The following is a list of the Registrant's subsidiaries as of March 26, 1999

              Name of Subsidiary                               Jurisdiction of Incorporation/Organization
              ------------------                               ------------------------------------------
         Verio West, Inc.                                                       Delaware
         Verio Pacific, Inc.                                                    Delaware
         Verio-Rocky Mountain, Inc.                                             Colorado
         Verio-Texas, Inc.                                                      Delaware
         Verio-Midwest, Inc.                                                    Colorado
         Verio Southeast, Inc.                                                  Delaware
         Verio East, Inc.                                                       Colorado
         Verio Web Hosting, Inc.                                                Utah
         Verio Operating, Inc.                                                  Delaware
         NTX, Inc. (d/b/a TABNet)                                               California
         TerraNet, Inc.                                                         Massachusetts
         Best Internet Communications, Inc.                                     California
         (d/b/a Hiway Technologies)
         RapidSite, Inc.                                                        Florida
         Internet Access Group, Inc.                                            Ohio
         Great Plains Net, Inc.                                                 Ohio
         Qual.Net, Inc.                                                         Ohio
         Tinkelman Enterprises, Inc. (d/b/a NYNet)                              New York
         WWW-Service AG                                                         Germany
         Web Communications LLC (d/b/a WebCom)                                  California